Exhibit 10.20

DERMTECH, INC.

AMENDMENT NO. 1 TO

SERIES C PREFERRED SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Series C Preferred Securities Purchase Agreement, dated as of September 26, 2017 (the “Purchase Agreement”) is made and entered into effective as of March 5, 2018 (the “Effective Date”) by and among DermTech, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the Schedule of Purchasers attached as Exhibit A thereto (the “Purchasers”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

RECITALS

WHEREAS, the Company previously authorized the sale and issuance of up to $15,500,000 of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) pursuant to the terms of the Purchase Agreement;

WHEREAS, the Company and the Purchasers now desire to amend the terms of the Purchase Agreement as set forth below;

WHEREAS, pursuant to Section 6.10 of the Purchase Agreement, any term of the Purchase Agreement may be amended by a written consent of the Company and the Purchases holding a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued pursuant to the Purchase Agreement; and

WHEREAS, the undersigned constitute the Company and the Purchasers holding a majority of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock issued pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1.    Amendment to Section 1.4 of the Purchase Agreement. Section 1.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Second Tranche Investment. In addition to the Stock and Common Warrants purchased by RTW (defined below) in the First Subsequent Closing and the approximately $1,499,999 of additional Stock and Common Warrants purchased by RTW in the Closing occurring on or around March 6, 2018, RTW Master Fund, LTD and RTW Innovation Master Fund, LTD (collectively, “RTW”) shall have the right, in their discretion, to purchase up to an aggregate of 270,758 additional shares of Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Second Tranche Investment”) on or before September 15, 2018 (the “Second Tranche Closing”) for an aggregate purchase price of $1,499,999.32 (such shares, “Second Tranche Investment Amount”). RTW shall have the right to allocate the Second Tranche Investment between its affiliated venture funds so long as such fund(s) execute this Agreement and become bound by the terms and conditions set forth herein. For purposes of clarity, RTW will have no obligation to make the Second Tranche Investment if there has been any Material Adverse Event (as defined below) after the First Subsequent Closing and such Material Adverse Event is still in effect and has not been cured, as determined by RTW in their discretion. As used herein, “Material Adverse Event” shall mean, with respect to the Company, any change or effect that, when taken individually or together with all other changes or effects, is or could reasonably be expected to be materially adverse to the business, operations, assets (intangible and otherwise) of the Company taken as a whole. RTW’s rights to consummate the Second Tranche Investment shall terminate and the Company shall have no further obligation to sell any additional shares of Stock to RTW pursuant to this Section 1.4 upon the earlier to occur of (i) the Company’s sale of shares of its capital stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, (ii) a Liquidation Transaction as defined in Article IV Section (B)2(c)(i) of the Restated Certificate, as may be amended from time to time, or (iii) September 15, 2018. Notwithstanding anything to the contrary in this Agreement, RTW hereby agree that RTW’s right to consummate the Second Tranche Investment and purchase shares of Stock pursuant to this Section 1.4 shall not be assignable except to an affiliate or limited partner of RTW, and any attempted assignment by RTW shall be void.”

2.    Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law provisions of the State of Delaware or any other state.

3.    Purchase Agreement. Wherever necessary, all other terms of the Purchase Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect.

4.    Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

COMPANY:

DERMTECH, INC.,
a Delaware corporation

By:	/s/ John Dobak
Name:	John Dobak
Title:	Chief Executive Officer

Address:	11099 N. Torrey Pines Road Suite 100
La Jolla, California 92037

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

PURCHASER:

Paulson DermTech Investments III LLC

By:	/s/ Starla Goff
Name: Starla Goff
Title: Officer of the Managing Member

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

PURCHASER:

Irwin and Joan Jacobs Family Trust 6-2-80

By:	/s/ Irwin M. Jacobs
Name: Irwin M. Jacobs
Title: Trustee

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

PURCHASER:

RTW Master Fund, LTD

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

RTW Innovation Master Fund, LTD

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

PURCHASER:

/s/ Gene Salkind, M.D.
Gene Salkind, M.D.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series C Preferred Securities Purchase Agreement as of the Effective Date.

PURCHASER:

/s/ Elliot Feuerstein
Elliot Feuerstein

Brett Feuerstein Children’s Trust

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Michael Feuerstein Children’s Trust

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Elliot Feuerstein Trust DTD 5-14-83

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Trustee

Mesa Shopping Center East LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mesa Shopping Center East LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mira Mesa Shopping Center West LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager

Mira Mesa Shopping Center LLC

By:	/s/ Elliot Feuerstein
Name: Elliot Feuerstein
Title: Manager